September 10, 2014
HollyFrontier Board of Directors Authorizes $500 Million Share Repurchase Program
DALLAS, September 10, 2014 -- HollyFrontier Corporation (NYSE: HFC) ("HollyFrontier") today announced its Board of Directors has authorized a $500 million share repurchase program. This authorization replaces all existing share repurchase authorizations, of which there was approximately $230 million remaining after having recently purchased approximately 1.6 million shares in the third quarter of 2014. Share repurchases will be made in the open market or through privately negotiated transactions from time to time and are subject to market conditions, corporate, regulatory and other considerations. This share repurchase program may be discontinued at any time by the Board of Directors.
"Our Board's decision to authorize a $500 million share repurchase program reflects our renewed focus on share repurchases in addition to our dividend program and our continued commitment to deliver value to our shareholders," said Mike Jennings, President and Chief Executive Officer of HollyFrontier.
About HollyFrontier Corporation:
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day ("bpsd") refinery located in El Dorado, Kansas, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also currently owns a 39% interest (including a 2% general partner interest) in Holly Energy Partners, L.P.
Information about the Company may be found on its website at www.hollyfrontier.com.
The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein relating to matters that are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we believe that such expectations reflected in such forward-looking statements are reasonable, we cannot give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in HollyFrontier's markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to HollyFrontier;

•	the effectiveness of HollyFrontier's capital investments and marketing strategies;

•	HollyFrontier's efficiency in carrying out construction projects;

•	the ability of HollyFrontier to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier's Securities and Exchange Commission filings.
The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HollyFrontier Corporation
Julia Heidenreich, 214-954-6510
Vice President, Investor Relations
or
Blake Barfield, 214-954-6510
Investor Relations